SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 9, 2004

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                       0-11088                   22-2369085
(State or other jurisdiction of         (Commission               (IRS Employer
        incorporation)                  File Number)             Identification)

               225 Belleville Avenue, Bloomfield, New Jersey 07003 (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (973) 748-8082


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 7.01. Regulation FD Disclosure

Alfacell Corporation, a leader in the research and development of ribonucleases for anti-cancer and other therapeutic applications, today announced that The Nasdaq Stock Market, Inc. has approved the company for re-listing on the NASDAQ SmallCap Market. The Company's common stock will begin trading on the NASDAQ SmallCap Market at 9:30 a.m. on Thursday, September 9, 2004. A copy of the press release is attached hereto as Exhibit 99.1 which is furnished herewith and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

The Company will host a conference call at 11:00 a.m. Eastern Time on September 15, 2004, to update investors regarding recent developments. To participate in the conference call, investors should dial 913-981-4901 approximately five minutes prior to 11 a.m. on September 15, 2004. A replay of the conference call will be available through September 22, 2004 by dialing 719-457-0820. The Access Code for the replay will be 884252.

This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Dated: September 9, 2004


                                               By: /s/ Andrew Savadelis
                                                   -----------------------
                                                   Andrew Savadelis
                                                   Chief Financial Officer